Exhibit 10.64

AMENDMENT NO. 3 TO

AMENDED AND RESTATED LICENSE AGREEMENT

AMENDMENT NO. 2 TO

AMENDED AND RESTATED SUPPLY AGREEMENT

This Amendment No. 3 to the Amended and Restated License Agreement and Amendment No. 2 to the Amended and Restated Supply Agreement (this “Amendment”) is made as of March 22, 2019 by and between Histogen, Inc. (“Histogen”) and Allergan Sales, LLC (“Allergan”).

WHEREAS, Suneva Medical, Inc. (“Suneva”) and Histogen previously entered into that certain License Agreement dated as of February 3, 2012 (the “Original License Agreement”) and that certain Supply Agreement dated as of February 3, 2012 (the “Original Supply Agreement” and, together with the “Original License Agreement,” the “Original Agreements”);

WHEREAS, on December 16, 2013, Suneva and Histogen entered into the Amended and Restated License Agreement (as modified by Amendment No. 1 and Amendment No. 2 (each, as defined below), the “License Agreement” capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the License Agreement) and the Amended and Restated Supply Agreement (as modified by Amendment No. 1, the “Supply Agreement”), amending and restating the Original Agreements in their entirety, maintaining except as otherwise expressly stated therein, the original February 3, 2012 effective date;

WHEREAS, on July 7, 2017, Allergan and Suneva entered into an Asset Purchase Agreement (the “APA”), pursuant to which, among other things, Suneva agreed to sell Suneva’s ReGenica product line to Allergan, subject to the terms and conditions set forth in the APA (the “Regenica Transaction”);

WHEREAS, on July 11, 2017, Suneva, Histogen and Allergan entered into that certain letter agreement (“Amendment No. 1”), pursuant to which, among other things, (i) Histogen consented to the assignment by Suneva of the License Agreement and the Supply Agreement to Allergan, (ii) Allergan accepted the assignment of all of Suneva’s rights and obligations under the License Agreement and the Supply Agreement from and after the closing of the Regenica Transaction (the “Closing”), (iii) Allergan, Suneva and Histogen agreed that with effect from the Closing, Allergan would replace Suneva as a party to the License Agreement and the Supply Agreement, entitled to all rights granted to Suneva pursuant to the License Agreement and the Supply Agreement and subject to all obligations of Suneva pursuant to the License Agreement and the Supply Agreement and that all references to “Suneva” in the License Agreement should be deemed references to “Allergan,” and (iv) Allergan, Suneva and Histogen agreed to certain other modifications to the License Agreement and the Supply Agreement to become effective subject to the Closing;

WHEREAS, the Closing occurred on July 24, 2017;

WHEREAS, on October 25, 2017, Allergan and Histogen entered into Amendment No. 2 to the License Agreement (“Amendment No. 2”), pursuant to which, among other things, for consideration, the parties modified the licenses granted pursuant to the License Agreement to be royalty-free, fully paid-up, perpetual, irrevocable, non-terminable and transferable, with the right to grant sublicenses; and

WHEREAS, Allergan and Histogen desire to further amend the License Agreement and the Supply Agreement to, among other things, modify the Field of Use therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, and intending to be legally bound, the parties agree as follows:

1.	Payment.

a.

Within five (5) business days following the date hereof, Allergan shall pay seven million, five hundred thousand dollars ($7,500,000) less any applicable withholding taxes (the “Consideration”) in cash by wire transfer of immediately available funds to the account designated by Histogen prior to the date hereof and set forth on Exhibit A attached hereto.

2.	License Agreement Article 1. Article 1 of the License Agreement shall be amended as follows:

a.	The following is added to the License Agreement as a new Section 1.3(a) immediately following Section 1.3:

“1.3(a) “Allergan Product” means a Product sold under a brand or Trademark owned by or exclusively licensed to Allergan or any of its Affiliates.”

b.	The following is added to the License Agreement as a new Section 1.8(a) immediately following Section 1.8:

“1.8(a) “Exclusive Field of Use” means Products used to address any symptom or condition related to topical cosmetic applications, including without limitation, for enhancement of use of, or recovery from, microneedling, cosmetic wound healing, non-implantable device coating and the signs, symptoms and appearance of aging skin, (i) dispensed, sold, distributed, supplied, marketed, commercialized, commercially exploited, made available or otherwise provided, directly or indirectly, by a physician from the physician’s office, clinic, hospital, medical spa or website associated with a medical license number or (ii) dispensed, sold, distributed, supplied, marketed, commercialized, commercially exploited, made available or otherwise provided to customers (including, without limitation, end users) through the Amazon.com Professional Beauty channel or any website or digital platform owned or licensed by Allergan or any of its Affiliates or otherwise branded in the name of Allergan or any of its Affiliates. For clarity, Exclusive Field of Use does not include hair growth/care, non-cosmetic wound healing, implantable device coatings, orthopedics, oncology, cuticle/nail growth/care, muscle growth/regeneration/care, or dermal fillers.”

c.	Section 1.10 of the License Agreement shall be deleted in its entirety and replaced with the following:

“1.10 “Field of Use” means the Exclusive Field of Use and the Non-Exclusive Field of Use, collectively.”

d.	The following is added to the License Agreement as a new Section 1.21(a) immediately following Section 1.21:

“1.21(a) “Luxury Platform” means any website or digital platform owned by an entity owning and operating any of the following brick-and-mortar retailers and through which the applicable retailer markets and sells it goods to consumers: (a) Barneys, Bloomingdales, Fred Segal, Holt Renfrew, Bergdorf Goodman, Neiman Marcus, Saks Fifth Avenue and similar renowned luxury retailers selling luxury goods at a similar price point to the foregoing and (b) Sephora, Ulta Beauty and similar beauty specialist retailers.”

e.	The following is added to the License Agreement as a new Section 1.22(a) immediately following Section 1.22:

“1.22(a) “Non-Exclusive Field of Use” means Products used to address any symptom or condition related to topical cosmetic applications, including without limitation, for enhancement of use of, or recovery from, microneedling, cosmetic wound healing, non-implantable device coating and the signs, symptoms and appearance of aging skin, dispensed, sold, distributed, supplied, marketed, commercialized, commercially exploited, made available or otherwise provided to customers (including, without limitation, end users) (i) through any website or other digital platform, including Amazon.com, that is not a Luxury Platform and is not described in the definition of “Exclusive Field of Use” or (ii) at or by any brick-and-mortar non-medical spa, salon or wellness center, excluding any brick-and-mortar business operated by any retailer included within the definition of “Luxury Platform.” For clarity, Non-Exclusive Field of Use does not include hair growth/care, non-cosmetic wound healing, implantable device coatings, orthopedics, oncology, cuticle/nail growth/care, muscle growth/regeneration/care, or dermal fillers.”

f.	Section 1.29 of the License Agreement is amended and restated as follows:

“1.29 “Regulatory Filings and Approvals” means any and all permits, licenses, approvals, designations and authorizations (a) required by any Regulatory Authority as a prerequisite to the development, manufacturing, marketing, selling and/or use in the Territory of (i) a Product in the Exclusive Field of Use or (ii) an Allergan Product in the Non-Exclusive Field of Use, or (b) otherwise issued by any Regulatory Authority in the Territory with respect to any (i) Product in the Exclusive Field of Use or (ii) Allergan Product in the Non-Exclusive Field of Use, in each case, as well as any applications for any of the foregoing filed with any Regulatory Authority.”

3.	License Agreement Article 2. Article 2 of the License Agreement shall be amended as follows:

a.	Section 2.1.1 of the License Agreement shall be amended and restated as follows:

“2.1.1 License Grant

Histogen, on behalf of itself and its Affiliates, hereby grants to Allergan an exclusive (even as to Histogen and its Affiliates), royalty-free, fully paid-up, perpetual, irrevocable, non-terminable, transferable license, with the right to grant sublicenses, under the Licensed Intellectual Property, solely in the Exclusive Field of Use and within the Territory and solely to make, have made, use, import and export, develop, register, warehouse, distribute, market, promote, offer to sell, sell and otherwise commercially exploit the Products throughout the Territory. Histogen, on behalf of itself and its Affiliates, hereby grants to Allergan a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable, non-terminable, transferable license, with the right to grant sublicenses, under the Licensed Intellectual Property, solely in the Non-Exclusive Field of Use and within the Territory and solely to make, have made, use, import and export, develop, register, warehouse, distribute, market, promote, offer to sell, sell and otherwise commercially exploit the Products throughout the Territory. Histogen, on behalf of itself and its Affiliates, hereby grants to Allergan a non-exclusive, royalty free, fully paid up, perpetual, irrevocable, non-terminable, transferrable license, with the right to grant sublicenses, under the CCM Technical Information, solely in the Field of Use and within the Territory and solely to make, have made, use, import and export, develop, register, warehouse, distribute, market, promote, offer to sell, sell and otherwise commercially exploit the Products throughout the Territory. For clarity, if any products in the SkinMedica product line, or any other product line developed by Allergan and/or its Affiliates include CCM as an ingredient, then such products shall constitute “Products.”

4.	License Agreement Article 3. Article 3 of the License Agreement shall be amended as follows:

a.	Section 3.1 of the License Agreement shall be amended and restated as follows:

“3.1 Ownership and Maintenance of Regulatory Filings and Approvals

As between the parties, Allergan shall solely own any Regulatory Filings and Approvals throughout the Territory that are either: (i) pending or in effect as of the Effective Date or (ii) made by or on behalf of Allergan or any of its Affiliates, or are obtained by or on behalf of Allergan or any of its Affiliates, following the Effective Date. Allergan, in its sole discretion, will be responsible for the filing and maintenance of any Regulatory Filings and Approvals deemed necessary for the marketing of the Products. Histogen shall promptly notify Allergan in writing of any correspondence received from any Regulatory Authority relating to any Product with respect to the manufacture of Product, Field of Use and the Territory, or Regulatory Filings and Approvals relating to any Product with respect to the Field of Use and the Territory, and shall provide Allergan with copies of any such correspondence. Histogen will provide Allergan and its Affiliates with reasonable assistance, at no charge to Allergan, with respect to Regulatory Filings and Approvals throughout the Territory that are either: (i) pending or in effect as of the Effective Date or (ii) made by or on behalf of Allergan or any of its Affiliates, or are obtained by or on behalf of Allergan or any of its Affiliates, following the Effective Date.”

5.	License Agreement Article 4. Article 4 of the License Agreement shall be amended as follows:

a.	Section 4.2.2 of the License Agreement shall be amended and restated as follows:

“Subject to this Section 4.2, Allergan shall have sole discretion in the Territory over all regulatory, marketing, pricing, promotion, strategy, reimbursement, branding, distribution and sales issues relating to (a) any Product in the Exclusive Field of Use and (b) any Allergan Product in the Non-Exclusive Field of Use.”

b.	Section 4.4 of the License Agreement shall be amended to insert the word “Exclusive” immediately prior to the words “Field of Use” therein.

c.	Section 4.6 of the License Agreement shall be amended to insert the word “Exclusive” immediately prior to the words “Field of Use” therein.

6.	Supply Agreement Article 2. Article 2 of the Supply Agreement shall be amended as follows:

a.	Section 2.1(b) of the Supply Agreement shall be amended to insert the word “Exclusive” immediately prior to the words “Field of Use” therein.

7.

Representations and Warranties. The representations and warranties set forth in Article 11 of the License Agreement and Article 7 of the Supply Agreement are incorporated by reference herein and each of the parties hereto makes the representations and warranties made by it in Article 11 of the License Agreement and Article 7 of the Supply Agreement as of the date hereof, except that each reference to the License Agreement and the Supply Agreement therein shall be deemed to be a reference to this Amendment.

8.	Effects on Agreement. Contingent upon Histogen’s receipt of the Consideration:

a.

This Amendment and all modifications to the License Agreement and the Supply Agreement set forth herein shall be effective from March 1, 2019 (the “Amendment Effective Date”). From and as of the Amendment Effective Date, (i) each reference to the License Agreement, shall be deemed to be a reference to the License Agreement as amended by this Amendment and (ii) each reference to the Supply Agreement, shall be deemed to be a reference to the Supply Agreement as amended by this Amendment.

b.

Subject to the foregoing amendments, all terms and conditions of the License Agreement and the Supply Agreement shall remain in full force and effect to the extent they are so on the Amendment Effective Date; provided, however, that to the extent the License Agreement or the Supply Agreement contains provisions that are affected by the terms of this Amendment, the parties hereto acknowledge and agree that such provisions will be interpreted consistent with the changes made pursuant to this Amendment.

c.

With respect to the relative obligations of the parties to the License Agreement and the Supply Agreement for all periods prior to and including the Amendment Effective Date, the provisions in effect immediately prior to giving effect to this Amendment shall govern.

d.

Nothing in this Amendment shall relieve any of Histogen or Allergan of any liability for any breach of the License Agreement or Supply Agreement (as they existed prior to giving effect to this Amendment) prior to the date hereof.

9.

No Awareness of Breach. Each of Histogen and Allergan represents and warrants that it is not aware of any breach of the License Agreement or the Supply Agreement by the other party prior to the date hereof.

10.	General Provisions.

a.

From time to time, at the reasonable request of either party, the other party shall execute and deliver such documents and take such other action as the requesting party may reasonable request to consummate the transactions contemplated hereby.

b.

This Amendment, and any disputes arising directly or indirectly from this Amendment, shall be governed by and construed and enforced in accordance with the laws of the state of California, without regard to its conflict-of-laws rules. The parties agree that any claims arising under this Amendment shall be exclusively venued in the state and federal courts located in San Diego County, California. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for any such claims, and waives any objections to the laying of venue in such courts. Unless expressly provided otherwise, each right and remedy in this Amendment is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

c.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be signed and delivered to the other party by facsimile or PDF attachment signature; such transmission will be deemed a valid signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in duplicate originals by their proper officers as of the date and year first above written.

ALLERGAN SALES, LLC		HISTOGEN, INC.

By:	/s/ Sigurd Kirk	By:	/s/ Richard W. Pascoe
	Name: Sigurd Kirk		Name: Richard W. Pascoe
	Title: Vice President		Title: Chairman and CEO